UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2026

INVO FERTILITY, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IVF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Inducement Letter Agreement

On January 28, 2026, INVO Fertility, Inc. (the “Company”) entered into an inducement letter agreement (the “Inducement Letter Agreement”) with an institutional investor and existing holder (the “Holder”) of certain existing warrants (the “Existing Warrants”) to purchase up to 4,733,728 shares of the Company’s common stock (the “Common Stock”). The Existing Warrants were originally issued on December 3, 2025, with an exercise price of $1.61 per share.

The issuance of the shares of Common Stock upon exercise of the Existing Warrants is registered pursuant to a registration statement on Form S-1 (File No. 333-292206), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 29, 2025.

Pursuant to the Inducement Letter Agreement, the Holder agreed to exercise the Existing Warrants for cash at a reduced exercise price of $1.59 per share in consideration for the Company’s agreement to issue new unregistered warrants to purchase up to an aggregate of 9,467,456 shares of Common Stock at an exercise price of $1.59 per share (the “New Warrant”).

The Company has agreed to file a registration statement on Form S-1 (or other appropriate form if it is not eligible to utilize Form S-3) providing for the resale of the shares (the “New Warrant Shares”) of Common Stock issuable upon the exercise of the New Warrant (the “Resale Registration Statement”) on or before the 15th calendar day following the date of the closing of the exercise of the Existing Warrants (the “Closing Date”), and to use commercially reasonable best efforts to cause the Resale Registration Statement to become effective within sixty (60) calendar days following the Closing Date (or within ninety (90) calendar days following the Closing Date in case of “full review” of such registration statement by the Commission) (the “Effectiveness Date”).

Pursuant to the Inducement Letter Agreement, except for certain exempt issuances set forth in the Inducement Letter Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents or file any registration statement or any amendment or supplement to any existing registration statement, subject to certain exceptions, from the date of the Inducement Letter Agreement until 30 days after the Effectiveness Date. In addition, from the date of the Inducement Letter Agreement until three (3) months following the Effectiveness Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any subsidiary of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled.

The Company shall file a proxy statement on Schedule 14A with the SEC no later than ten (10) days after the filing of the Company’s Annual Report on Form 10-K for the period ended December 31, 2025, for the purpose of holding a meeting of stockholders (which may also be at the annual meeting of stockholders) at the earliest practical date after the date thereof, for the purpose of obtaining Stockholder Approval (as defined below), with the recommendation of the Company’s Board of Directors that such proposals be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every three months thereafter to seek Stockholder Approval until the earlier of the date Stockholder Approval is obtained or the Warrants are no longer outstanding.

The aggregate gross proceeds to the Company from the exercise of the Existing Warrants will be approximately $7.5 million, before deducting offering expenses payable by the Company.

The New Warrant

Exercisability. The New Warrants will be exercisable upon receipt of such approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from the stockholders of the Company with respect to issuance of all of the New Warrants and the shares of common stock upon the exercise thereof (“Stockholder Approval”, and such date, the “Stockholder Approval Date”) and have a term of five and one-half years from the Stockholder Approval Date. If a registration statement registering the issuance of the New Warrant Shares under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the New Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of New Warrant Shares determined according to the formula set forth in the New Warrant.

Exercise Limitation. A holder of the New Warrant will not have the right to exercise any portion of the New Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% (the “Beneficial Ownership Limitation”) of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrant; provided, however, such holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the New Warrant held such holder. Any change in the Beneficial Ownership Limitation will be effective not be effective until the 61st day after such notice is delivered to the Company.

Exercise Price Adjustment. Subject to the aforementioned limitations, the exercise price of the New Warrant is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting the Common Stock, and upon any distributions of assets, including cash, stock, or other property to our stockholders. In addition, subject to the rules and regulations of the Nasdaq Capital Market (or any successor entity), the Company may at any time during the term of the New Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Subsequent Rights Offerings. The New Warrant provides that, if the Company conducts a pro rata distribution of rights, warrants or other securities to holders of its Common Stock, the holder of the New Warrant will be entitled to participate in such offering as if it held the shares of Common Stock issuable upon full exercise of the New Warrant immediately prior to the applicable record date. Participation is subject to the Beneficial Ownership Limitation, and any portion of such rights that would cause the holder of the New Warrant to exceed those limitations will be deferred until such limitations no longer apply.

Pro Rata Distributions. While the New Warrant is outstanding, the holder of the New Warrant is entitled to participate in any dividend or other pro rata distribution of cash, securities, or other property to holders of Common Stock as if it held the shares of Common Stock issuable upon full exercise of the New Warrant immediately prior to the applicable record date. Participation is subject to the Beneficial Ownership Limitations, with any portion of a distribution that would cause such holder to exceed such limitations deferred until the limitation no longer applies.

Fundamental Transactions. Upon the occurrence of certain fundamental transactions, including mergers, consolidations, asset sales, tender or exchange offers, recapitalizations or changes of control, the holder of the New Warrant will be entitled, upon exercise of the New Warrant, to receive the same form and amount of consideration that would have been received had the New Warrant been exercised immediately prior to such transaction, with the exercise price appropriately adjusted as set forth in the New Warrant. In certain fundamental transactions, the holder of the New Warrant may instead elect to require the Company or a successor entity to repurchase the unexercised portion of the warrant for its Black-Scholes Value (as defined in the New Warrant). The New Warrant further provides for assumption by any successor entity and continuation of the New Warrant holder’s rights following a fundamental transaction.

The foregoing is only a summary of the New Warrant and the Inducement Letter Agreement and does not purport to be a complete description thereof.

Such descriptions are qualified in their entirety by reference to the Form of New Warrant and the Form of Inducement Letter Agreement, copies of which are incorporated by reference as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated by reference herein.

Financial Advisor Agreement

In connection with the Inducement Letter Agreement, on January 28, 2026, the Company entered into a letter agreement (the “Financial Advisor Agreement”) with Maxim Group LLC (the “Financial Advisor”), pursuant to which (i) the Financial Advisor agreed to act as exclusive lead warrant solicitation agent on a “reasonable best efforts” basis in connection with the transactions contemplated by the Inducement Letter Agreement, and (ii) the Company agreed to pay the Financial Advisor an aggregate fee equal to 6.5% of the gross proceeds received by the Company from the exercise of the Existing Warrants. Additionally, the Company reimbursed the Financial Advisor for certain expenses and legal fees up to $20,000.

Forward-Looking Statements

This Report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “will,” or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission, which include, without limitation, its ability to regain compliance with the Nasdaq Listing Standards and maintain the listing of its securities on Nasdaq. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 3.02. Unregistered Sales of Equity Securities.

On January 30, 2026, the Company issued the New Warrant to the Purchaser. The New Warrant was sold and issued, and the shares of Common Stock issuable thereunder will be sold and issued, without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and/or Rule 506 promulgated under the Securities Act, and such securities may not be re-offered or resold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Report related to the New Warrants is incorporated herein by reference. The form of the New Warrant has been filed as Exhibit 4.1 to this Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events

On January 29, 2026 the Company issued a press release announcing the transactions contemplated by the Inducement Letter Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of New Warrant
10.1	Form Inducement Letter Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO FERTILITY, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated: January 30, 2026